Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 22, 2026, by and among IQM Finland Oy (Finnish Business ID 2912625-6), a limited liability company (Fi. osakeyhtiö) incorporated under the laws of Finland (the “Company”), Real Asset Acquisition Corp., a Cayman Islands exempted company (“SPAC”), RAAQ Sponsor LLC, a Delaware limited liability company (“Sponsor”), and certain shareholders of SPAC set forth on Schedule A hereto (together with the Sponsor, collectively, the “SPAC Insiders” and each, a “SPAC Insider”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in that certain Business Combination Agreement, dated February 22, 2026 (the “Business Combination Agreement”), entered into by and among the Company, IQM US LLC, a limited liability company incorporated under the laws of Delaware and an indirect, wholly owned subsidiary of the Company (“Merger Sub”), Eclipse QC S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 16, rue Eugène Ruppert, L - 2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under registration number B299105 and a direct, wholly owned subsidiary of the Company (“LuxCo”), and SPAC, pursuant to which, among other things, SPAC will merge with and into Merger Sub, with Merger Sub surviving the Merger as an indirect and wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, each SPAC Insider is, as of the date of this Agreement, the sole beneficial and legal owner (other than with respect to the Owned Shares of Sponsor, of which the individuals specified in the note to Schedule A may be deemed to have shared beneficial ownership) of (a) the number of SPAC Class B Ordinary Shares and (b) the number of SPAC Class A Ordinary Shares underlying SPAC Warrants, in each case, set forth opposite such SPAC Insider’s name on Schedule A hereto (all such shares set forth in clauses (a) and (b), being collectively referred to herein as the “Owned Shares” of such SPAC Insider; and the Owned Shares and any other SPAC Shares (or any securities convertible into or exercisable or exchangeable for SPAC Shares) acquired by such SPAC Insider after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares” of such SPAC Insider); and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, the Company and SPAC have requested that each SPAC Insider enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of SPAC Insiders

Each SPAC Insider hereby represents and warrants to the Company and SPAC as follows:

1.1 Corporate Organization. Such SPAC Insider, if an entity, is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted.

1.2 Due Authorization. Such SPAC Insider, if an entity, has all requisite corporate power and authority, and if an individual, has full legal capacity, right and authority, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If such SPAC Insider is an entity, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate or equivalent proceeding on the part of such SPAC Insider is necessary to authorize the execution and delivery of this Agreement or such SPAC Insider’s performance hereunder. This Agreement has been duly and validly executed and delivered by such SPAC Insider and, assuming due authorization, execution and delivery by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of such SPAC Insider, enforceable against such SPAC Insider in accordance with its terms, subject to the Enforceability Exceptions.

1.3 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of other parties hereto contained in this Agreement, no consent of or with any Governmental Authority on the part of such SPAC Insider is required to be obtained or made in connection with the execution, delivery or performance by such SPAC Insider of this Agreement or the consummation by such SPAC Insider of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by such SPAC Insider of its obligations under this Agreement.

1.4 No-Conflict. The execution, delivery and performance by such SPAC Insider of this Agreement does not and will not (a) if such SPAC Insider is an entity, contravene or conflict with or violate any provision of, or result in the breach of the Organizational Documents of such SPAC Insider, (b) contravene or conflict with or result in a violation of any provision of any Law or Governmental Order binding upon or applicable to such SPAC Insider or any of its (or his or her) properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which such SPAC Insider is a party, or (d) result in the creation or imposition of any Encumbrance upon any of the properties or assets of such SPAC Insider, except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by such SPAC Insider of its (or his or her) obligations under this Agreement.

1.5 Subject Shares. Subject to any Transfer permitted under Section 2.2, such SPAC Insider is the sole legal and beneficial owner of its (or his or her) Subject Shares (other than with respect to the Subject Shares of Sponsor, of which the individuals specified in the note to Schedule A may be deemed to have shared beneficial ownership), and all such Subject Shares are owned by such SPAC Insider free and clear of all Encumbrances, other than Encumbrances pursuant to this Agreement, the other Transaction Documents, the SPAC Charter, the SPAC Insider Letter, or any applicable securities Laws. Such SPAC Insider does not legally or beneficially own any shares (or any securities convertible into or exercisable or exchangeable for shares) of SPAC other than the Subject Shares. Such SPAC Insider has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by (a) this Agreement, and (b) the SPAC Insider Letter.

1.6 Acknowledgement. Such SPAC Insider understands and acknowledges that each of the Company and SPAC is entering into the Business Combination Agreement in reliance upon such SPAC Insider’s execution and delivery of this Agreement. Such SPAC Insider has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

1.7 Absence of Litigation. With respect to such SPAC Insider, as of the date hereof, there is no Action pending against, or, to the knowledge of such SPAC Insider, threatened against, such SPAC Insider or any of such SPAC Insider’s properties or assets (including such SPAC Insider’s Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of such SPAC Insider to perform its (or his or her) obligations hereunder or to consummate the transactions contemplated hereby.

1.8 Adequate Information. Such SPAC Insider is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement, and has independently and without reliance upon SPAC or the Company and based on such information as such SPAC Insider has deemed appropriate, made its (or his or her) own analysis and decision to enter into this Agreement. Such SPAC Insider acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement or the Business Combination Agreement. Such SPAC Insider acknowledges that the agreements contained herein with respect to the Subject Shares held by such SPAC Insider are irrevocable and shall only terminate pursuant to Section 2.6 hereof.

1.9 Additional Representations and Warranties of Individual SPAC Insider. Such SPAC Insider, if an individual, (a) is not a minor, and is of full age and sound mind; and (b) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks of the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE II
Agreement to Vote; Certain Other Covenants of SPAC Insiders

Each SPAC Insider covenants and agrees during the term of this Agreement as follows:

2.1 Agreement to Vote.

(a) In Favor of the Merger. At any meeting of SPAC Shareholders called to seek the SPAC Shareholders’ Approval, including any extraordinary general meeting of SPAC, or at any adjournment thereof, or in connection with any written resolution or consent of SPAC Shareholders or in any other circumstances upon which a vote, consent or other approval with respect to the SPAC Transaction Proposals and any other transactions contemplated by the Business Combination Agreement and any other Transaction Documents, such SPAC Insider shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by proxy, class vote and/or written resolution or consent, if applicable) the Subject Shares in favor of granting the SPAC Shareholders’ Approval or, if there are insufficient votes in favor of granting the SPAC Shareholders’ Approval, in favor of the adjournment of such meeting of SPAC Shareholders to a later date.

(b) Against Other Transactions. At any meeting of SPAC Shareholders or at any adjournment thereof, or in connection with any written resolution or consent of SPAC Shareholders or in any other circumstances upon which such SPAC Insider’s vote, consent or other approval is sought, such SPAC Insider shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote (or cause to be voted) the Subject Shares (including by proxy, withholding class vote and/or written resolution or consent, if applicable) against (A) any business combination agreement, merger agreement or merger, scheme of arrangement, business combination, consolidation, combination, sale of substantially all of its assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC or any public offering of any Equity Securities of SPAC (other than the Business Combination Agreement, the Merger and the Transactions), (B) other than in connection with the Transactions, any SPAC Acquisition Proposal, (C) allowing SPAC to execute or enter into, any agreement related to a SPAC Acquisition Proposal, and (D) entering into any agreement, or agreement in principle requiring SPAC to impede, abandon, terminate or fail to consummate the transactions contemplated by the Business Combination Agreement or breach its obligations thereunder, which, in each of cases (B) and (D) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by SPAC of, prevent or nullify any provision of the Business Combination Agreement or any other Transaction Document, the Merger or any other Transaction or change in any manner the voting rights of any class of SPAC’s share capital.

(c) Revoke Other Proxies; No Voting Trusts. Such SPAC Insider hereby agrees in connection with the Transactions, it shall (i) revoke any and all previous proxies granted or voting instruction forms or other voting documents delivered that conflict, or are inconsistent, with the matters set forth in this Agreement, and (ii) not to deposit any Subject Shares in a voting trust or subject any Subject Shares or, if applicable, options to any arrangement or agreement with respect to the voting of such Subject Shares. Such SPAC Insider further represents and warrants that (i) any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, (ii) such revocable proxies or powers of attorney have been or are hereby revoked, other than the voting and other arrangements under the SPAC Insider Letter, and (iii) the donee(s) of such revocable proxies or powers of attorney have been notified of, and have acknowledged, the revocation by such SPAC Insider of such revocable proxies or powers of attorney.

(d) Irrevocable Proxy and Power of Attorney. Such SPAC Insider hereby unconditionally and irrevocably grants to, and appoints, in the event that such SPAC Insider shall for whatever reason fail to perform any of its obligations under Section 2.1(a), the Company and any individual designated in writing by the Company, and each of them individually, as such SPAC Insider’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such SPAC Insider, to vote the Subject Shares, or grant a written resolution, consent or approval in respect of the Subject Shares, in a manner consistent with Section 2.1(a). Such SPAC Insider agrees to execute such documents or certificates evidencing such proxy or power of attorney as the Company may reasonably request. Such SPAC Insider understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon such SPAC Insider’s execution and delivery of this Agreement. Such SPAC Insider hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 2.1(d) are given in connection with the execution of the Business Combination Agreement, and that such irrevocable proxy and power of attorney are given to secure a proprietary interest or the performance of obligations owed to the Company and may under no circumstances be revoked. Such SPAC Insider hereby ratifies and confirms all that such irrevocable proxy and power of attorney may lawfully do or cause to be done by virtue hereof. The irrevocable proxy and power of attorney granted hereunder shall be valid until the termination of this Agreement in accordance with its terms. Without limiting the foregoing, the irrevocable proxy and power of attorney granted hereunder shall not be revoked by the death, incapacity or bankruptcy of such SPAC Insider, or if such SPAC Insider is a body corporate, by its winding-up or dissolution.

2.2 No Transfer. From the date of this Agreement until the date of termination of this Agreement, such SPAC Insider shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, mortgage, charge, assign by way of security, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a) to (c), collectively, “Transfer”), other than pursuant to the Merger, (ii) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in the Business Combination Agreement, other Transaction Documents or any existing voting arrangements expressly set forth in the SPAC Insider Letter, (iii) take any action that would reasonably be expected to make any representation or warranty of such SPAC Insider herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling any SPAC Insider from performing its (or his or her) obligations hereunder, or (iv) commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, such SPAC Insider may make Transfers of the Subject Shares (A) pursuant to this Agreement, (B) upon the consent of the Company and SPAC, (C) between SPAC Insider and any of its Affiliates (and any of SPAC Insider’s and its Affiliates’ respective executive officers and directors) (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by this Agreement to the same extent as SPAC Insider was with respect to such transferred Subject Shares), and (D) by virtue of SPAC Insider’s Organizational Documents upon liquidation or dissolution of such SPAC Insider, so long as, in each case of clauses (A) through (D), the power to vote (including, without limitation, by proxy or power of attorney) and otherwise fulfill such SPAC Insider’s obligations under this Agreement and the Business Combination Agreement is not relinquished or prior to and as a condition to the effectiveness of any such Transfer (provided that such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by this Agreement to the same extent as such SPAC Insider was with respect to such transferred Subject Shares); provided, further, that in the case of clause (D), the transferee will not be required to assume voting obligations if the transferee’s assumption of such obligations would violate any applicable Laws, including any securities Laws, or would reasonably be expected to materially delay or impede the Proxy/Registration Statement being declared effective under the Securities Act. Each SPAC Insider acknowledges that any action attempted to be taken in violation of the preceding sentence shall be null and void. Each SPAC Insider agrees with, and covenants to, the Company and SPAC that such SPAC Insider shall not request SPAC to register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares in violation of this Section 2.2.

2.3 Waiver of Dissenters’ Rights. Such SPAC Insider hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Companies Act and any other similar statute in connection with the Merger and the Business Combination Agreement.

2.4 No Redemption. Such SPAC Insider irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such SPAC Insider shall not elect to cause SPAC to redeem any Subject Shares now or at any time legally or beneficially owned by such SPAC Insider, or submit or surrender any of its Subject Shares for redemption, in connection with the Transactions.

2.5 New Shares. In the event that (i) prior to the Closing (a) any SPAC Shares or other securities are issued or otherwise issued to such SPAC Insider, including, without limitation, pursuant to any share dividend or distribution, or any change in any of the SPAC Shares or other share capital of SPAC by reason of any share subdivision, recapitalization, consolidation, exchange of shares or the like, (b) such SPAC Insider acquires legal or beneficial ownership of any SPAC Shares after the date of this Agreement, including upon exercise of options or warrants, settlement of restricted share units or capitalization of working capital loans, or (c) such SPAC Insider acquires the right to vote or share in the voting of any SPAC Share after the date of this Agreement (collectively, the “New Securities”), or (ii) in connection with or following the Closing, the SPAC Insider receives any ADSs in respect of any of the Subject Shares or New Securities (the “Subject ADSs”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities and Subject ADSs (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

2.6 SPAC Insider Letter. Each of the SPAC Insiders and SPAC hereby agree that (a) from the date hereof until the termination of this Agreement, none of them shall, or shall agree to, amend, modify or vary the SPAC Insider Letter, except as otherwise provided for under this Agreement, the Business Combination Agreement or any other Transaction Document or with the prior written consent of the Company; and (b) the Lock-Up Restrictions (as defined below) shall supersede the lock-up provisions contained in the SPAC Insider Letter.

2.7 Termination. This Agreement shall terminate upon the earlier of:

(a) the Closing, provided, however, that upon such termination, (i) Section 2.3, Section 2.5, Section 2.6, Section 3.2, Section 3.5, Section 3.7, Section 3.9, Section 3.10, Section 3.11 and Section 3.12 shall survive indefinitely; and (ii) Section 2.12 and Section 3.1 shall survive until the date on which none of the Company, any SPAC Insider or any holder of a Locked-Up Share (as defined below) has any rights or obligations hereunder; and

(b) the termination of the Business Combination Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination.

2.8 Waiver of Anti-Dilution Protection. Such SPAC Insider hereby waives, and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, the ability to adjust the Initial Conversion Ratio (as defined in the SPAC Charter) pursuant to and in compliance with Article 17.3 of the SPAC Charter in connection with the Transactions.

2.9 Acquisition Proposals; Confidentiality. Such SPAC Insider shall be bound by and comply with Sections 7.3 (Acquisition Proposals and Alternative Transactions), 11.14 (Publicity) and 11.15 (Confidentiality) of the Business Combination Agreement (and any relevant definitions contained in any such sections) as if (a) such SPAC Insider was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) each reference to “SPAC” contained in Section 7.3 of the Business Combination Agreement (other than for purposes of the definition of “SPAC Acquisition Proposal”) and “Affiliates” in Section 11.15 of the Business Combination Agreement shall also refer to such SPAC Insider.

2.10 Consent to Disclosure. Such SPAC Insider consents to and authorizes the Company or SPAC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company or SPAC, as applicable, reasonably determines to be necessary or advisable in connection with the Merger or any other transactions contemplated by the Business Combination Agreement or this Agreement, such SPAC Insider’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of such SPAC Insider’s commitments and obligations under this Agreement, and such SPAC Insider acknowledges that the Company or SPAC may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange to promptly give the Company or SPAC, as applicable, any information that is in its possession that the Company or SPAC, as applicable, may reasonably request for the preparation of any such disclosure documents, and such SPAC Insider agrees to promptly notify the Company and SPAC of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such SPAC Insider shall become aware that any such information shall have become false or misleading in any material respect.

2.11 Sponsor Forfeiture.

(a) The Sponsor agrees that, effective as of and conditioned upon the Closing, (i) the Sponsor shall irrevocably forfeit and surrender to SPAC 1,375,000 SPAC Class B Ordinary Shares, together with all Company Ordinary Shares issued upon conversion thereof, including any securities paid as dividends or distributions with respect to or into which such shares are exchanged or converted (the “Forfeited Shares”), (ii) the Sponsor shall cause all right, title and interest in and to such Forfeited Shares to be transferred to SPAC without consideration, (iii) the Sponsor shall not have any rights with respect to such Forfeited Shares, and (iv) such Forfeited Shares shall thereupon be cancelled by SPAC and no longer outstanding. SPAC is authorized to deliver any notices required to be delivered to its transfer agent and take such further actions in order to terminate and cancel any Forfeited Shares that have been forfeited as provided in this Section 2.11.

(b) The Sponsor further agrees that, effective as of and conditioned upon the Closing, the Sponsor shall irrevocably forfeit and surrender to SPAC up to 3,725,000 SPAC Warrants held by the Sponsor, together with all Company Shares issued upon conversion thereof, including any securities paid as dividends or distributions with respect to or into which such shares are exchanged or converted (the “Surrendered Warrants”), as follows:

(i) If the Remaining Trust Fund Proceeds at the Closing (after, for the avoidance of doubt, giving effect to the SPAC Shareholder Redemptions) is less than or equal to $100,000,000.00, all Surrendered Warrants shall be forfeited by the Sponsor.

(ii) If the Remaining Trust Fund Proceeds at the Closing (after, for the avoidance of doubt, giving effect to the SPAC Shareholder Redemptions) is greater than $100,000,000.00, the Sponsor shall retain a number of Surrendered Warrants equal to (A) 3,725,000 multiplied by (B) a fraction, the numerator of which is the Remaining Trust Funds Proceeds and the denominator of which is $175,000,000.00.

2.12 Lock-Up Provisions.

(a) Subject to the exceptions set forth herein, during the applicable Lock-Up Period (as defined below), such SPAC Insider agrees not to, without the prior written consent of the Company Board, Transfer:

(i) any Locked-Up Shares (as defined below) held by it. The foregoing limitations shall remain in full force and effect for a period beginning on the Closing Date and ending on the earliest of (i) the date that is twelve (12) months from the Closing Date, (ii) the date on which the Trading Price of an ADS equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within any thirty (30)-Trading Day period commencing at least one hundred and fifty (150) days after the Closing Date and (iii) the date on which the Company completes a Change of Control Transaction (such period, the “Share Lock-Up Period”) with respect to all the Locked-Up Shares. For purposes of this Section 2.13, “Locked-Up Shares” means, with respect to each SPAC Insider, 70% of the Company ADSs held by such SPAC Insider immediately after the Merger Effective Time. For the avoidance of doubt, the Locked-Up Shares exclude any Company Warrants held by the SPAC Insiders or any Company Ordinary Shares acquired by such SPAC Insider upon the conversion, exercise or exchange of the Company Warrants; and

(ii) any Company Warrants held by each SPAC Insider immediately after the Merger Effective Time and any Company Ordinary Shares acquired by such SPAC Insider upon the conversion, exercise or exchange of the Company Warrants (together with the Locked-Up Shares, the “Locked-Up Securities”) until thirty (30) days after the Closing Date (the “Warrants Lock-up Period”, and together with the Share Lock-Up Period, the “Lock-Up Period”).

(b) The restrictions set forth in Section 2.12(a) (the “Lock-Up Restrictions”) shall not apply to:

(i) in the case of an entity, Transfers to (A) such entity’s officers or directors or any affiliate (as defined below) or immediate family (as defined below) of any of such entity’s officers or directors, (B) any shareholder, partner or member of such entity or their affiliates, (C) any affiliate of such entity, or (D) any employees of such entity or of its affiliates;

(ii) in the case of an individual, Transfers (A) pursuant to a bona fide gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization or (B) for estate planning purposes;

(iii) in the case of an individual, Transfers by will, testamentary documents or virtue of laws of descent and distribution upon death of the individual;

(iv) in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce settlement, divorce decree or separation agreement;

(v) in the case of an individual, Transfers to a partnership, limited liability company or other entity of which such individual and/or the immediate family of such individual are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi) in the case of an entity that is a trust or a trustee of a trust, to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust;

(vii) in the case of an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s Organizational Documents upon dissolution of the entity;

(viii) pledges, mortgages or charges of any Locked-Up Securities to a financial institution that create a mere security interest in such Locked-Up Securities pursuant to a bona fide loan or indebtedness transaction so long as the applicable SPAC Insider continues to control the exercise of the voting rights of such pledged, mortgaged or charged Locked-Up Securities as well as any foreclosures on such pledged, mortgaged or charged Locked-Up Securities; and provided, that during the Lock-Up Period, such financial institution shall not be permitted to foreclose upon such Locked-Up Securities or otherwise be entitled to enforce its rights or remedies with respect to the Locked-Up Securities, including, without limitation, the right to vote, transfer or take title to or ownership of such Locked-Up Securities;

(ix) Transfers of any Company ADSs acquired as part of the PIPE Financing;

(x) transactions relating to Company ADSs or other securities convertible into or exercisable or exchangeable for Company ADSs acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than required filing on Schedule 13F, 13G or 13G/A) during the applicable Lock-Up Period;

(xi) the exercise of any options or warrants to purchase Company ADSs (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), provided that any Company Ordinary Shares received upon such exercise shall be subject to the terms of this Agreement (other than any Company Ordinary Shares acquired by such SPAC Insider upon the conversion, exercise or exchange of the Company Warrants);

(xii) Transfers to the Company to satisfy Tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

(xiii) Transfers to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee;

(xiv) the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Locked-Up Securities shall be made by any SPAC Insider pursuant to such Trading Plan during the applicable Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the applicable Lock-Up Period;

(xv) Transfers into any pro rata redemption or share buyback offer by the Company or its affiliates which is made on identical terms to all of the Company’s shareholders and/or ADSs (or any securities convertible into or exercisable or exchangeable for ADSs);

(xvi) Transfers made in connection with a liquidation, merger, share exchange, reorganization, tender offer approved by the Company Board or a duly authorized committee thereof or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property subsequent to the Closing Date; and

(xvii) to a nominee or custodian of a person or entity to whom a Transfer would be permissible under clauses (i) through (vii) and clause (ix);

provided, however, that in the case of clauses (i)-(iii) and (v)-(viii), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, (it being understood that any references to “immediate family” in this agreement shall continue to expressly refer only to the immediate family of the initial Shareholder and not to the immediate family of the permitted transferee), agreeing to be bound by the Lock-Up Restrictions and shall have the same rights and benefits under this Agreement. For purposes of this paragraph, (A) “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of an individual; (B) “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act; and (C) “Trading Day” shall mean any day on which the Company ADSs are actually traded on the principal securities exchange or securities market on which Company ADSs are then traded.

(c) For the avoidance of doubt, such SPAC Insider shall retain all of its rights as a securityholder of the Company during the applicable Lock-Up Period, including the right to vote any Locked-Up Securities or receive any dividends or distributions thereon.

(d) For the avoidance of doubt, the Lock-Up Restrictions do not apply to any SPAC Shares or ADSs (or any securities convertible into or exercisable or exchangeable for SPAC Shares or ADSs) acquired by the SPAC Insider’s immediate family or affiliate otherwise than from the SPAC Insider.

(e) In furtherance of the foregoing, the Company, and any duly appointed transfer issuer for the registration or transfer of the Locked-Up Securities, are hereby authorized to (i) decline to make any transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions, and (ii) take any and all action the Company and any duly appointed issuer agent deems desirable in order to give effect to this Agreement, including the registration of transfer restrictions in the book-entry system of Euroclear Finland Oy..

ARTICLE III
General Provisions

3.1 [Reserved].

3.2 Notice. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the Company and SPAC in accordance with Section 11.3 of the Business Combination Agreement and to each SPAC Insider at the address set forth below (or at such other address for a party as shall be specified by like notice). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt); and (d) if sent by registered post, five days after posting.

If to Sponsor or any other SPAC insider:

RAAQ Sponsor LLC
c/o Real Asset Acquisition Corp.
174 Nassau Street, Suite 2100
Princeton, New Jersey 08542
Attention: Peter Ort
Email: [***]

with a copy (which shall not constitute notice) to:

Perkins Coie LLP
1155 Avenue of the Americas, 22nd Floor
New York, New York 10036
Attention: Elliott Smith; Gina Eiben
E-mail: [***]

3.3 Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

3.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto, except that, for the avoidance of doubt, in connection with a Transfer of any Subject Shares in accordance with the terms of this Agreement, transferee to whom such Subject Shares are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided, that no such assignment shall relieve the assigning party of its (or his or her) obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 3.4 shall be null and void, ab initio. For the avoidance of doubt, no Transfer of Subject Shares or Free Securities shall be (or be deemed to be) an assignment of this Agreement or the rights or obligations hereunder.

3.5 Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

3.6 CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (UNLESS THE DELAWARE COURT OF CHANCERY SHALL DECLINE TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, IN WHICH CASE, IN ANY DELAWARE STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE CONVENIENT OR APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 3.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 3.6.

3.7 Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 2.6, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not allege, and each party hereby waives the defense, that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.7 shall not be required to provide any bond or other security in connection with any such injunction.

3.8 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

3.9 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders or shareholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents, representatives or Affiliates of any party hereto, or any former, current or future direct or indirect stockholder or shareholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent, representative or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Notwithstanding the foregoing, nothing herein shall limit the liability of any party for fraud committed by such party.

3.10 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) no SPAC Insider makes any agreement or understanding herein in any capacity other than in such SPAC Insider’s capacity as a record holder and beneficial owner of the Subject Shares, and not in such SPAC Insider’s capacity as a director, officer or employee of SPAC or the Sponsor, and (b) nothing herein will be construed to limit or affect any action or inaction by such SPAC Insider or any representative of such SPAC Insider serving as a member of the board of directors of SPAC or the Sponsor or as an officer, employee or fiduciary of SPAC or the Sponsor, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of SPAC or the Sponsor.

3.11 No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to such SPAC Insider, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of SPAC or exercise any power or authority to direct any SPAC Insider in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares. Except as otherwise expressly provided in Section 1, no SPAC Insider shall be restricted from voting in favor of, against or abstaining with respect to or giving (or withholding) its written consent to any other matters presented to the shareholders of SPAC.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

IQM Finland Oy

By:	/s/ Jan Goetz
Name:	Jan Goetz
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Real Asset Acquisitions Corp.

By:	/s/ Peter Ort
Name:	Peter Ort
Title:	Principal Executive Officer and Co-Chairman

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

RAAQ Sponsor LLC

By:	/s/ Peter Ort
Name:	Peter Ort
Title:	Managing Member

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Peter Ort

/s/ Peter Ort
Name:	Peter Ort

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Jeff Tuder

/s/ Jeff Tuder
Name:	Jeff Tuder

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Robert Neal

/s/ Robert Neal
Name:	Robert Neal

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Mark Smith

/s/ Mark Smith
Name:	Mark Smith

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Eduardo Munemori

/s/ Eduardo Munemori
Name:	Eduardo Munemori

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Jim Cornell

/s/ Jim Cornell
Name:	Jim Cornell

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Dan Desjardins

/s/ Dan Desjardins
Name:	Dan Desjardins

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Robert Van Belle

/s/ Robert Van Belle
Name:	Robert Van Belle

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Curtis Weldon

/s/ Curtis Weldon
Name:	Curtis Weldon

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

David Moehring

/s/ David Moehring
Name:	David Moehring

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

Landon Down

/s/ Landon Down
Name:	Landon Down

[Signature Page to Sponsor Support Agreement]

SCHEDULE A

SPAC INSIDERS

SPAC Insider (Legal Name)	SPAC Class B Ordinary Shares (Number)	SPAC Class A Ordinary Shares Underlying SPAC Warrants (Number)
RAAQ Sponsor LLC c/o Real Asset Acquisition Corp. 174 Nassau Street, Suite 2100 Princeton, NJ 08542	5,615,000	3,725,000
Peter Ort c/o Real Asset Acquisition Corp. 174 Nassau Street, Suite 2100 Princeton, NJ 08542	-	-
Jeff Tuder c/o Real Asset Acquisition Corp. 174 Nassau Street, Suite 2100 Princeton, NJ 08542	-	-
Robert Neal c/o Real Asset Acquisition Corp. 174 Nassau Street, Suite 2100 Princeton, NJ 08542	25,000	-
Mark Smith c/o Real Asset Acquisition Corp. 174 Nassau Street, Suite 2100 Princeton, NJ 08542	25,000	-
Eduardo Munemori c/o Real Asset Acquisition Corp. 174 Nassau Street, Suite 2100 Princeton, NJ 08542	25,000	-
Jim Cornell c/o Real Asset Acquisition Corp. 174 Nassau Street, Suite 2100 Princeton, NJ 08542	10,000	-
Dan Desjardins c/o Real Asset Acquisition Corp. 174 Nassau Street, Suite 2100 Princeton, NJ 08542	10,000	-
Robert Van Belle c/o Real Asset Acquisition Corp. 174 Nassau Street, Suite 2100 Princeton, NJ 08542	10,000	-
Curtis Weldon c/o Real Asset Acquisition Corp. 174 Nassau Street, Suite 2100 Princeton, NJ 08542	10,000	-
David Moehring c/o Real Asset Acquisition Corp. 174 Nassau Street, Suite 2100 Princeton, NJ 08542	10,000	-
Landon Down c/o Real Asset Acquisition Corp. 174 Nassau Street, Suite 2100 Princeton, NJ 08542	10,000	-

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